                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           JB OXFORD HOLDINGS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
         Not Applicable
     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:
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     -------------------------------------------------------------------------


     (3) Filing Party:
         Not Applicable
     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

[LOGO OF JB OXFORD HOLDINGS, INC.]

May 11, 2001

Dear Shareholder:

     You are cordially invited to attend the 2001 Annual Meeting of Shareholders of JB Oxford Holdings, Inc., to be held at 2:00 p.m. local time on Friday, June 8, 2001, at our JB Oxford & Company office, 9601 Wilshire Boulevard, Suite GF-3, Beverly Hills, California 90210.

     As more fully described in the attached Notice of Annual Meeting and the accompanying Proxy Statement, the principal business to be addressed at the annual meeting is the election of directors and ratification of the appointment of Arthur Andersen LLP as our independent public accountants for 2001.

     In addition to the specific matters to be acted upon, we will report on JB Oxford's progress and will be available to respond to questions of general interest to shareholders.

     Your vote is important to us. Whether or not you plan to attend the annual meeting, please submit your proxy to ensure your representation. Most of our shareholders may vote in any of the following ways: (1) on the Internet at www.proxyvote.com by following the instructions listed on the accompanying voting instruction form, (2) by telephone by calling the toll-free number shown on your proxy card and following the instructions listed on the accompanying voting instruction form, or (3) by signing and dating the enclosed proxy card and returning it in the enclosed envelope.

     The Board of Directors recommends that you vote FOR the director nominees and the ratification of the Board of Directors' appointment of Arthur Andersen as JB Oxford's independent public accountants for 2001. You may attend the annual meeting and vote in person even if you have submitted your proxy.

     On behalf of the Directors and management of JB Oxford, we would like to thank you for your support and confidence in the company and look forward to seeing you at the annual meeting.

                                       Sincerely,

                                       /s/ C.L. Jarratt

                                       C.L. JARRATT
                                       Chairman of the Board and
                                       Chief Executive Officer

                           JB Oxford Holdings, Inc.

                               ----------------

                   Notice of Annual Meeting of Shareholders
                          To Be Held on June 8, 2001


To the Shareholders of JB Oxford Holdings, Inc.:

     The 2001 Annual Meeting of Shareholders of JB Oxford Holdings, Inc. will be held at 2:00 p.m. local time on Friday, June 8, 2001, at our JB Oxford & Company office, 9601 Wilshire Boulevard, Suite GF-3, Beverly Hills, California 90210, for the following purposes:

1. To elect directors to serve a term of one year or until a successor of each has been duly elected and qualified (Proposal 1);

2. To ratify the appointment of Arthur Andersen LLP as JB Oxford's independent public accountants for 2001 (Proposal 2); and

3. To transact any other business that may properly come before the annual meeting or any adjournment thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only shareholders of record at the close of business on April 25, 2001 are entitled to notice of and to vote at the annual meeting or any adjournment thereof.

                                       By Order of the Board of Directors,

                                       /s/ Scott G. Monson

                                       SCOTT G. MONSON
                                       Secretary


                                   Important
--------------------------------------------------------------------------------
To insure your representation at the annual meeting, please submit your proxy as soon a possible. Most of our shareholders may vote in any of the following ways:
(1) on the Internet at www.proxyvote.com by following the instructions listed on the accompanying voting instruction form, (2) by telephone by calling the toll-free number shown on your proxy card and following the instructions listed on the accompanying voting instruction form, or (3) by signing and dating the enclosed proxy card and returning it in the enclosed envelope. You may attend the annual meeting and vote in person even if you have submitted your proxy.
--------------------------------------------------------------------------------

                           JB Oxford Holdings, Inc.

                                ---------------

                                Proxy Statement

                              General Information

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of JB Oxford Holdings, Inc., a Utah corporation (the "Company"), to be voted at the 2001 Annual Meeting of Shareholders (the "Annual Meeting") of the Company, or any postponements or adjournment thereof. The Annual Meeting will be held at 2:00 p.m. local time on Friday, June 8, 2001, at our JB Oxford & Company office, 9601 Wilshire Boulevard, Suite GF-3, Beverly Hills, California 90210. As more fully described below, the principal business to be addressed at the Annual Meeting is the election of directors and the ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants for 2001.

     This Proxy Statement, the Notice of Annual Meeting and proxy card, together with the Company's annual report to shareholders on Form 10-K for the fiscal year ended December 31, 2000, are being sent to shareholders beginning on or about May 11, 2001.

Shares Outstanding and Voting Rights

     Holders of record of shares of the Company's common stock, $0.01 par value per share (the "Common Stock"), at the close of business on April 25, 2001 are entitled to notice of and to vote at the Annual Meeting. On April 25, 2001, there were 14,055,086 shares of the Company's Common Stock outstanding. Each share is entitled to one vote in each of the matters properly presented at the Annual Meeting.

Proxy Procedure

     Each validly executed, unrevoked proxy received by the Board of Directors of the Company pursuant to this solicitation will be voted at the Annual Meeting as specified by the shareholder. If no choice is indicated, the proxy will be voted FOR the election of the director nominees and FOR the ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants for 2001. Any shareholder giving a proxy pursuant to this solicitation may revoke it at any time before it is voted by delivering to the Secretary of the Company at its principal office a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself revoke a proxy.

     A majority of the outstanding shares of Common Stock entitled to vote constitutes a quorum at the Annual Meeting. Shares of Common Stock represented in person or by proxy at the Annual Meeting, including abstentions and "broker non-votes," will be tabulated by the inspectors of election appointed for the Annual Meeting and will determine whether or not a quorum is present. A broker non-vote occurs when a broker holding stock in "street name" indicates on the proxy that it does not have discretionary authority to vote on a particular matter.

Voting Requirements

     A plurality of the votes cast by the holders of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is required for the election of directors. A majority of the votes cast on the proposal at the Annual Meeting is required for the ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants for 2001.

     With respect to the election of directors, votes may be cast in favor or withheld. Votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified only with respect to the ratification of Arthur Andersen LLP and will be counted as shares that are present and entitled to vote for a proposal, but will not be counted in the total number of votes cast in favor of or against the proposal, and thus will have no effect on the outcome of voting. Broker non-votes are not shares entitled to vote, will not be counted in the total number of votes cast, and thus will have no effect on the outcome of voting.

How to Vote

     You may submit a proxy with voting instructions by the Internet or the telephone, or if those options are not available to you, by mailing the enclosed proxy card. You may attend the Annual Meeting and vote in person even if you have submitted your proxy.

     Vote by the Internet. If you hold your shares through a broker, nominee, fiduciary or other custodian, you may be able to vote your shares on the Internet. A large number of banks and brokerage firms are participating in the ADP Investor Communications Service online program. This program allows eligible shareholders to vote on the Internet. If your bank or brokerage firm is participating in ADP's online voting program, you will be provided with instructions for voting on the Internet. If you vote on the Internet you do not need to return your proxy card by mail. If your bank or brokerage firm does not provide for voting on the Internet or telephone, please mark your proxy card, date and sign it, and return it in the enclosed envelope.

     Vote by Telephone. If you hold your shares through a broker, nominee, fiduciary or other custodian, you may be able to vote your shares by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communications Service telephone program. This program allows eligible shareholders to vote by telephone. If your bank or brokerage firm is participating in ADP's telephone voting program, you will be provided with instructions for voting by telephone. If you vote by telephone you do not need to return your proxy card by mail. If your bank or brokerage firm does not provide for voting by telephone or the Internet, please mark your proxy card, date and sign it, and return it in the enclosed envelope.

     Vote by Mail. If you vote by mail, simply mark your proxy card, date and sign it, and return it in the enclosed envelope.

Costs of Solicitation

     The expense of soliciting proxies, including the cost of preparing, printing and mailing the proxy materials, will be borne by the Company. In addition to solicitation of proxies by mail, solicitation may be made personally, by telephone, fax and the Internet, and the Company may pay persons holding shares of Common Stock for others their expenses for sending proxy materials to their principals.

                      Proposal 1 -- Election of Directors

Director Nominees

     In March 2001, the Board of Directors adopted a resolution increasing the number of directors from four to five. On March 26, 2001, the Board of Directors appointed Terry N. Pefanis to fill the newly-created vacancy and serve as a
member of the Board.   Therefore, at the Annual Meeting, five directors are to
be elected to the Board of Directors each to serve a one year term or until their successors are duly elected and qualified. The Board of Directors has nominated Christopher L. Jarratt, James G. Lewis, Mark D. Grossi, David G. Mahood and Terry N. Pefanis for election as directors of the Company. All nominees are currently directors of the Company.

     Biographical information relating to each of the director nominees appears below under the heading "Board of Directors."

Required Vote

     The Board of Directors recommends that shareholders vote FOR the director nominees. A plurality of the votes cast at the Annual Meeting is required for the election of directors. The enclosed proxy will be voted FOR the director nominees unless the proxy holders are otherwise instructed. If any of the director nominees are unavailable or decline to serve as a director for any reason, the proxy holders will vote the proxies for a substitute director nominee designated by the Board of Directors. The Board of Directors does not expect that any of the director nominees will be unable to serve as director of the Company.

  The Board of Directors Recommends a Vote FOR Each of the Director Nominees.

                              Board of Directors

     The Board of Directors develops the Company's business strategy and oversees its operations. It establishes the overall policies and standards for the Company and reviews the performance of management in executing the business strategy. The directors are kept informed of the Company's operations at meetings of the Board of Directors and its established committees, through reports and analyses presented to the Board of Directors, and by discussions with management.

     Set forth below is biographical information for each member of the Company's Board of Directors, each of whom is a nominee for election as a director at the Annual Meeting.

         Name             Age                  Positions With the Company
----------------------    ---  -----------------------------------------------------------
Christopher L. Jarratt     39  Director, Chairman of the Board and Chief Executive Officer

James G. Lewis             35  Director, President and Chief Operating Officer

Mark D. Grossi             47  Director

David G. Mahood            39  Director

Terry N. Pefanis           42  Director

     Christopher L. Jarratt has served as a director, Chairman of the Board and Chief Executive Officer of the Company since June 1998. Since May 1997, Mr. Jarratt has been a director of Pacific Gateway Properties, Inc., a publicly-traded real estate company. Since 1992, Mr. Jarratt has also served as President of Jarratt Associates, Inc., a company engaged in various investment activities. Mr. Jarratt has been Chief Manager of Third Capital, LLC, a company engaged in various investment and advisory activities, since September 1996 and Chief Manager and Chief Executive Officer of Third Capital Partners, LLP, a company engaged in various investment and advisory activities, since 1998.

     James G. Lewis has served as a director, President and Chief Operating Officer of the Company since June 1998. From May 1994 through August 1996, Mr. Lewis was employed as an attorney with the law firm of Shumaker, Loop & Kendrick LLP, Tampa, Florida. Prior to that time, Mr. Lewis was employed as an attorney with the law firm of Johnson, Blakely, Pope, Bokor, Ruppel & Burns, P.A., Clearwater, Florida. Since September 1996, Mr. Lewis has been Chief Operating Officer and General Counsel of Third Capital, LLC, a company engaged in various investment and advisory activities.

     Mark D. Grossi has served as director of the Company since June 1998.
Since 1992, Mr. Grossi has served as a director and Executive Vice President of Charter One Financial, Inc., a publicly-traded savings and loan holding company. Mr. Grossi also serves as Executive Vice President and Chief Retail Banking Officer of Charter One Bank, a subsidiary of Charter One Financial.

Mr. Grossi is a director of Pacific Gateway Properties, Inc., a publicly-traded real estate company, and Liberty Self-Stor, Inc., a publicly-traded real estate investment trust.

     David G. Mahood has served as a director of the Company since November 1998. Since June 1997, Mr. Mahood has served as a director and Chief Executive Officer of MGC, Inc., a specialty contractor for laboratory and institutional equipment and furnishings, and as Sales and Operation Manager prior to that time.

     Terry N. Pefanis has served as a director of the Company since March 2001. Since May 1997, Mr. Pefanis has been the Chief Financial Officer of the Creative Content Group of Gaylord Entertainment Company, a publically-traded entertainment and communications company . From October 1994 through April 1997, Mr. Pefanis was a Corporate Finance and Internal Audit Director for Gaylord Entertainment Company.

Meetings of the Board of Directors and Committees

     The Board of Directors held three meetings and took one action by unanimous written consent in 2000. Messrs. Jarratt, Lewis, Grossi and Mahood participated in these meetings.

     The Board of Directors established an Audit Committee in November 1998. The Audit Committee is presently composed of Messrs. Grossi, Mahood and Pefanis. The purpose of the Audit Committee is to oversee the retention, performance and compensation of the independent public accountants for the Company, and the establishment and oversight of the Company's systems of internal accounting and auditing control. The Audit Committee held one meeting in 2000.

     The Board of Directors established a Compensation Committee in April 1999. The Compensation Committee reviews the Company's compensation philosophy and programs, exercises authority with respect to the payment of salaries and incentive compensation to directors and executive officers and administers the Company's stock option plans. The Compensation Committee is composed of Messrs. Grossi and Mahood. The Compensation Committee held one meeting in 2000.

Director Compensation

     Non-employee directors are compensated $2,500 for each Board meeting attended.

     The Non-Employee Directors' Stock Option Plan, as amended (the "Directors' Stock Plan"), provides for the grant of non-qualified stock options to purchase 25,000 shares of the Company's Common Stock to each non-employee director upon his or her initial election to the Board of Directors and an additional annual grant of 5,000 non-qualified stock options. See "Executive Compensation and Other Information - Stock Option Plans."

                            Audit Committee Report

     In accordance with its written charter that was approved and adopted by the Board of Directors, the Company's Audit Committee assists the Board in fulfilling its responsibility of overseeing the quality and integrity of the Company's accounting, auditing and financial reporting practices. The Audit Committee's current composition satisfies the regulations of the National Association of Securities Dealers ("NASD") governing audit committee composition, including the requirement that all audit committee members be "independent directors" as defined in the NASD listing standards. A copy of the Company's Audit Committee Charter is attached to this Proxy Statement as
Annex A.

     In connection with the Company's December 31, 2000 audited financial statements, the Audit Committee reviewed and discussed the financial statements with management. The Audit Committee also discussed with the Company's independent public accountants the matters required by Statement on Auditing Standards ("SAS") No. 61, "Communication with Audit Committees," as amended by SAS No. 90.

     In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from Arthur Andersen LLP, the Company's independent public accountants, a formal written statement describing all relationships between the independent public accountant and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and discussed with the auditors any relationships that may impact their objectivity and independence. In considering the auditors' independence, the Audit Committee also considered whether the non-audit services performed by the auditors on the Company's behalf were compatible with maintaining the independence of the auditors.

     Based on the Audit Committee's review and discussions with management and the Company's independent public accountants, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission. The Audit Committee also recommended the reappointment of the independent public accountants and the Board concurred in this recommendation, subject to the ratification of the appointment by the shareholders at the Annual Meeting.

                                        Audit Committee

                                        MARK D. GROSSI
                                        DAVID G. MAHOOD
                                        TERRY N. PEFANIS

Principal Accounting Firm Fees

     The following table lists the aggregate fees billed to the Company for the fiscal year ended December 31, 2000, by the Company's principal accounting firm, Arthur Andersen LLP:


Audit Fees                                                                  $275,000
Financial Information Systems Design
 and Implementation Fees                                                          --
All Other Fees, including fees for tax consulting, permitted
 internal audit outsourcing and other non-audit services                    $229,785
                                                                            --------
                                                                            $504,785
                                                                            ========


         Proposal 2 -- Ratification of Independent Public Accountants

     The Board of Directors of the Company has approved and recommends the appointment of Arthur Andersen LLP as independent public accountants of the Company for the fiscal year ending December 31, 2001. Although the By-laws of the Company do not require the selection of independent public accountants to be submitted to shareholders for approval, this selection is being presented to shareholders for ratification or rejection at the Annual Meeting. The Board of Directors recommends that the shareholders vote FOR the ratification of this selection.

     A representative of Arthur Andersen is expected to be present at the Annual Meeting, and will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Vote Required

     Ratification of the Board of Directors' selection of Arthur Andersen requires a majority of the votes cast on the proposal at the Annual Meeting. If the ratification of Arthur Andersen is rejected, or if Arthur Andersen declines to act or becomes incapable of acting as the independent public accountants to the Company, or if Arthur Andersen's employment by the Company is discontinued, the Board of Directors will appoint other independent public accountants whose continued employment after the following annual meeting of shareholders will be subject to ratification by shareholders. The enclosed proxy will be voted FOR ratification of Arthur Andersen as independent public accountants to the Company unless the proxy holders are otherwise instructed.

         The Board of Directors Recommends a Vote FOR the Appointment of Arthur Andersen LLP as the Company's Independent Public Accountants for 2001.

                               Executive Officers

     Set forth below is biographical information for each of the Company's executive officers who is not a director. For biographical information regarding Messrs. Jarratt and Lewis, see "Board of Directors."

          Name            Age              Position with the Company
------------------------  ---  -------------------------------------------------
Christopher L. Jarratt     39  Chairman of the Board and Chief Executive Officer
James G. Lewis             35  President and Chief Operating Officer
Michael J. Chiodo          43  Chief Financial Officer and Treasurer
Scott G. Monson            41  General Counsel and Secretary

     Michael J. Chiodo has served as Chief Financial Officer and Treasurer of the Company since September 1997. Mr. Chiodo served as the Company's Acting Chief Financial Officer from August 1994 to September 1997 and joined the Company in 1990. Mr. Chiodo is also a former partner of the accounting firm of Sorensen, Chiodo & May.

     Scott G. Monson has served as General Counsel to the Company since September 1997 and Secretary of the Company since June 1998. From August 1994 to September 1997, Mr. Monson served as Associate General Counsel to the Company and as Legal Counsel to the Company from March 1989 to August 1994. Mr. Monson is admitted to practice law in the States of California (1997), Texas (1995), District of Columbia (1993) and Utah (1985).

                  Executive Compensation and Other Information

Compensation Committee Report on Executive Compensation

     In April 1999, the Board of Directors established the Compensation Committee which consists of Messrs. Grossi and Mahood. The Compensation Committee reviews and makes recommendations regarding compensation and individual bonus programs for the Company's executive officers. Stock options and restricted stock awards granted to the Company's executive officers are also recommended by the Compensation Committee. The Compensation Committee submits its proposals and recommendations for compensation, bonus programs and equity based awards for the Company's executive officers to the full Board for approval.

     The Compensation Committee subscribes to a total compensation program for the Company's executive officers. The compensation program is composed of three elements: base salary, annual incentives and long-term equity based compensation. The Compensation Committee's overall policy is to offer the Company's executive officers competitive cash and long-term equity based compensation opportunities based upon their personal performances, the financial performance of the Company and their personal contribution to the financial performance of the Company. The Company has retained Third Capital, LLC ("Third Capital"), a company controlled by Messrs. Jarratt and Lewis, to provide certain professional and advisory services to the Company, including the services of Mr. Jarratt as Chairman of the Board and Chief Executive officer of the Company, and Mr. Lewis as President and Chief Operating Officer. Messrs. Jarratt and Lewis do not receive a base salary from the Company, but are eligible to receive annual incentives and equity based compensation. See "-- Chief Executive and Operating Officers' Compensation." The Compensation Committee strives for fairness in the administration of executive compensation.

     The principal factors taken into account in establishing each executive officer's compensation package are summarized below. Additional factors may be taken into account to a lesser degree, and the relative weight given to each factor varies with each individual in the discretion of the Board. The Board may in its discretion apply entirely different factors.

     Cash-Based Compensation. The Compensation Committee recommends base salary for executive officers on the basis of personal performance, growth of the earnings of the Company and the salary levels in effect for comparable positions with other companies in the industry. This comparison group is not the same as the one included in the peer group index in the performance graph. The Company selects the companies for comparison based on numerous factors, such as the industries in which they operate, their size and complexity and the availability of compensation information.

     The cash based compensation has also been structured to include annual incentive compensation for each executive officer. The annual incentive compensation is based on the financial performance of the Company and the individual's personal contributions to the financial performance of the Company. The Compensation Committee believes that the performance-based incentive compensation is crucial in attracting high caliber executives necessary for the successful conduct of the Company's business.

     The Company also maintains an Internal Revenue Code (S) 401(k) defined benefit plan under which all eligible employees of the Company, including executive employees, may elect to defer compensation up to the limits imposed by the Code. The 401(k) plan provides for Company contributions to the plan of an amount equal to 25% of the amount contributed by the employee, up to 6% of their compensation.

     Long-Term Equity Based Compensation. The Compensation Committee intends to make stock option grants and/or restricted stock awards on an annual basis.
Each stock option grant or restricted stock award is designed to attract and retain executive officers by facilitating their acquisition of an equity interest in the Company, which aligns their interest with those of the Company's shareholders. Each stock option grant allows the executive officer to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the date of the grant) over a specified period of time (up to ten years), thus providing a return to the executive officer only if he or she remains in full employment of the Company and the market price of the shares appreciates over the option term. The size of the option grant is usually set at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company. The size of option grants to similar individuals in comparable companies, the individual's potential for future responsibility and promotion within the Company, the individual's personal performance and the financial performance of the Company are also taken into account in determining the size of the stock option grant or restricted stock award.

     Chief Executive and Operating Officers' Compensation. Mr. Jarratt, the Company's Chairman of the Board and Chief Executive Officer, and Mr. Lewis, President and Chief Operating Officer, do not receive a base salary from the Company. Instead, the Company pays Third Capital for the services of Messrs. Jarratt and Lewis. During 2000, the Company continued to pay Third Capital $85,000 per month for professional and advisory services.

     During 2000, the Compensation Committee reviewed the status of Messrs. Jarratt and Lewis' stock option holdings. Based on a desire to maximize shareholder value by directly linking their stock ownership to the achievement of a higher share price per for the Company's Common Stock, the Board granted Messrs. Jarratt and Lewis options to purchase 325,000 and 300,000 shares of the Company's Common Stock, respectively. The options have an exercise price per share of $3.59375, the fair market value of the shares on the grant date.

                                       Compensation Committee

                                       MARK D. GROSSI
                                       DAVID G. MAHOOD

Summary Compensation Table

     The table on the next page summarizes the compensation paid by the Company, in the last three years, to the Company's Chairman of the Board and Chief Executive Officer, President and Chief Operating Officer, Chief Financial Officer and General Counsel, the only executives who earned more than $100,000 annually in total compensation at any time during that period (the "Named Executive Officers").

                                                                     Long-Term Compensation
                                                                    -------------------------
                                                                                   Shares of
                                   Annual Compensation              Restricted      Stock
Name and Position           ----------------------------------         Stock      Underlying         Other
with the Company            Year          Salary        Bonus       Awards (1)    Options (2)     Compensation
-----------------           ----          ------        -----       -----------   -----------     ------------
Christopher L. Jarratt,     2000              --            --          -         325,000       $1,020,000  (3)
Chairman of the Board       1999              --      $102,000          -         275,000       $  470,000  (3)
and Chief Executive         1998              --            --          -         800,000       $  271,000  (3)
Officer

James G. Lewis,             2000              --            --          -         300,000               --  (3)
President and Chief         1999              --      $ 98,000          -         250,000               --  (3)
Operating Officer           1998              --            --          -         750,000               --  (3)

Michael J. Chiodo,          2000        $134,250      $ 15,507          -           2,000       $    8,785  (4)
Chief Financial Officer     1999        $122,741      $ 10,000          -           2,000       $    7,728  (4)
and Treasurer               1998        $112,521      $  5,000           4             --       $    1,752  (4)

Scott G. Monson,            2000        $117,813      $ 25,000          -           2,000       $    9,677  (5)
General Counsel and         1999        $107,626      $ 10,547          -           2,000       $    4,100  (5)
Secretary                   1998        $102,292      $ 10,000           5             --       $    1,980  (5)

---------------
(1) Shares of Common Stock issued under the Company's Employee Stock Ownership Plan. See "Long-Term Incentive and Pension Plans."

(2) Options to purchase Common Stock granted pursuant to the Company's 1998 Stock Option and Award Plan. See "Stock Option Plans."

(3) The Company paid $1,020,000, $470,000 and $271,000 for the years 2000, 1999 and 1998, respectively, to Third Capital for professional and advisory services, including the services of Messrs. Jarratt and Lewis. Mr. Jarratt is Chief Manager and Chief Executive Officer of Third Capital. Mr. Lewis is Chief Operating Officer and General Counsel of Third Capital. See "Employment Agreements and Compensation Arrangements."

(4) Other Compensation for 2000 includes $5,892 for health insurance premiums paid by the Company, $1,213 for life insurance premiums paid by the Company and contributions by the Company to the Company's 401(k) savings plan as a matching contribution in the amount of $1,680. Other Compensation for 1999 includes $5,478 for health insurance premiums paid by the Company, $1,213 for life insurance premiums paid by the Company and contributions by the Company to the Company's 401(k) savings plan as a matching contribution in the amount of $1,037. Other Compensation for 1998 includes $1,165 for life insurance premiums paid by the Company and contributions by the Company to the Company's 401(k) savings plan as a matching contribution in the amount of $587.

(5) Other Compensation for 2000 includes $2,027 for health insurance premiums paid by the Company, $5,658 for life insurance premiums paid by the Company and contributions by the Company to the Company's 401(k) savings plan as a matching contribution in the amount of $1,992. Other Compensation for 1999 includes $1,828 for health insurance premiums paid by the Company, $1,528 for life insurance premiums paid by the Company and contributions by the Company to the Company's 401(k) savings plan as a matching contribution in the amount of $744. Other Compensation for 1998 includes $1,480 for life insurance premiums paid by the Company and contributions by the Company to the Company's 401(k) savings plan as a matching contribution in the amount of $500.

Option Grants in 2000

     The following table summarizes information concerning options granted in 2000 to each of the Named Executive Officers.

                                                                                            Potential Realizable
                                Number of    Percent of                                    Value at Assumed Annual
                                Shares of       Total                                        Rates of Stock Price
                                 Common        Options                                            Appreciation
                                  Stock      Granted to     Exercise                            for Option Term
                               Underlying    Employees        Price      Expiration       --------------------------
       Name                     0ptions       in 2000       Per Share       Date               5%             10%
----------------------         ----------    -----------   ----------    -----------      ----------      ----------
Christopher L. Jarratt           325,000          50%      $3.59375         7/7/10          $734,529      $1,861,441

James G. Lewis                   300,000        46.2%      $3.59375         7/7/10          $678,027      $1,718,254

Michael J. Chiodo                  2,000          *        $ 3.6875        6/23/10          $  4,638      $   11,754

Scott G. Monson                    2,000          *        $ 3.6875        6/23/10          $  4,638      $   11,754

------------------
* Less than 1%.

Option Values at December 31, 2000

     The following table summarizes information concerning the number of unexercised options held by Named Executive Officers as of December 31, 2000. Also reported are values of "in-the-money" options, that is, the amount by which the exercise price of the option is exceeded by the last sale price of the Common Stock on December 31, 2000. No Named Executive Officer exercised any options in 2000.

                                                        Value of Unexercised
                              Number of Options         In-the-Money Options
                             at December 31, 2000       at December 31, 2000
                          --------------------------  --------------------------
          Name            Exercisable  Unexercisable  Exercisable  Unexercisable
----------------------    -----------  -------------  -----------  -------------
Christopher L. Jarratt        625,000        775,000     $186,667        $93,333

James G. Lewis                583,333        716,667     $175,000        $87,500

Michael Chiodo                  2,000          2,000            0              0

Scott G. Monson                 2,000          2,000            0              0

Stock Option Plans

     The Company currently maintains three stock plans to attract and retain key employees and outside directors of the Company. The following is a brief discussion of each of the stock plans.

     1994 Stock Option Plan. The Company's 1994 Stock Option Plan provides for the grant of options to purchase an aggregate of 1,000,000 shares of the Company's Common Stock. Each option has an exercise price equal to the fair market value of the Common Stock on the date of grant, except for incentive stock options to beneficial owners of 10% or more of the Common Stock, which must have an exercise price of 110% of fair market value on the date of grant. During 2000, 50,000 options were exercised under the 1994 Stock Plan and as of December 31, 2000, 328,500 options were outstanding.

     Non-Employee Directors' Stock Option Plan. The Directors' Stock Plan provides for the grant of options to purchase an aggregate of 1,000,000 shares of the Company's Common Stock. Under the terms of the Directors' Stock Plan, each non-employee director is granted non-qualified stock options to purchase 25,000 shares of the Company's Common Stock upon his or her election as a director. In addition, the Directors' Stock Plan provides for an annual grant to non-employee directors of non-qualified stock options to purchase 5,000 shares of the Company's Common Stock. Each option has an exercise price equal to the fair market value of the Common Stock on the date of the grant, and vests over a period of three years with one-third vesting on each anniversary date of the grant. As of December 31, 2000, 315,000 options had been granted under the Directors' Stock Plan.

     1998 Stock Option and Award Plan. The Company's 1998 Stock Option and Award Plan provides for the grant of an aggregate of 3,500,000 shares of the Company's Common Stock that are issuable upon the exercise of stock options or restricted share. Each option is exercisable for up to ten years at an option price of not less than the fair market value of the Company's Common Stock on the date the option is granted, or for up to five years at an option price of not less than 110% of the fair market value of the Company's Common Stock on the date the option is granted in the case of an officer or other key employee who owns, at the time the option is granted, more than 10% of the Company's Common Stock. Restricted share awards constitute an immediate transfer of ownership to the recipient in consideration of the performance of services. Restricted share awards may be made for no additional consideration or for consideration of a payment by the participant that is less that the current fair market value of the Common Stock. As of December 31, 2000, 2,710,500 options had been granted under the 1998 Stock Plan.

Long-Term Incentive and Pension Plans

     The Company maintains a 401(k) savings plan for its employees. The Company matches 25% of the total contributions made by eligible employees up to 6% of their annual salary.

     The Company also maintains an Employee Stock Ownership Plan ("ESOP"). The ESOP provides for a formula grant of Common Stock to all eligible employees of the Company. The formula is based upon the ratio that each participant's annual compensation bears to the total annual compensation for all participants. All shares of Common Stock granted to eligible employees under the ESOP vest over a period of seven years. The Company's contribution to the ESOP is to be determined by the Board of Directors annually. No contributions by the Company have been made to the ESOP since December 31, 1992.

     Other than the 401(k) plan and the ESOP, the Company does not have any long-term incentive, pension or similar plans.

Employment Agreements and Compensation Arrangements

     The Company has retained Third Capital to provide certain professional and advisory services to the Company, including the services of Mr. Jarratt as Chairman of the Board and Chief Executive Officer, and Mr. Lewis as President and Chief Operating Officer. The Company pays Third Capital $85,000 per month and reimburses Third Capital's out-of-pocket expenses for its services and direct expenses paid for by Third Capital on behalf of the Company. During 2000, the Company paid Third Capital a total of $1,020,000 for professional and advisory services, and reimbursed Third Capital $318,607 for its expenses. In connection with the professional and advisory services performed by Third Capital, the Company also provides certain benefits to Third Capital including, but not limited to, office space and equipment, lodging and transportation. In connection with this obligation, the Company paid approximately an additional $90,000 directly to third parties on behalf of Third Capital in 2000. Mr. Jarratt is the Chief Manager and Chief Executive Officer, and Mr. Lewis is the Chief Operating Officer and General Counsel of Third Capital. See "-- Board of Directors Report on Executive Compensation -- Chief Executive and Operating Officers' Compensation."

     Mr. Monson executed an employment agreement with the Company in June 1994, which presently continues on a month-to-month basis. Under the terms of the employment agreement, the Company is required to provide Mr. Monson with four months written notice of termination and the payment of a severance package equal to three months salary.


Compensation Interlocks and Insider Participation

     Prior to the establishment of the Compensation Committee in April 1999, the Board of Directors acting as a whole, including Messrs. Jarratt and Lewis, made decisions regarding executive compensation.

                               Performance Graph

  The following graph compares the cumulative total return on the Company's Common Stock with the cumulative total return of the companies in the Nasdaq US Index and the Nasdaq Financial Index. Cumulative total return for each of the periods shown in the performance graph is calculated from the last sale price of the Company's Common Stock at the end of the period and assumes an initial investment of $100 on December 31, 1995, and the reinvestment of any dividends.

                             [GRAPH APPEARS HERE]


     -----------------------------------------------------------------------
     JBOH                 $100   $49.00   $24.00   $84.00  $273.00   $59.00
     -----------------------------------------------------------------------
     Nasdaq US            $100  $123.00  $151.00  $213.00  $393.00  $238.00
     -----------------------------------------------------------------------
     Nasdaq Financial     $100  $128.00  $198.00  $191.00  $189.00  $205.00
     -----------------------------------------------------------------------

             Stock Ownership of Certain Shareholders and Management

     The following table includes, as of April 25, 2001, stock ownership for each shareholder known by the Company to be the owner of more than 5% of the outstanding shares of Common Stock, each director, director nominee and Named Executive Officer and all directors and executive officers of the Company as a group. Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

                          Convertible
  Name and Address (1)        Debt             Options       Shares    Percentage (2)
-----------------------   -----------        ---------       ------    --------------
Christopher J. Jarratt      7,740,992   (3)  1,400,000 (4)  187,500 (5)       40%

James G. Lewis                  --           1,300,000 (4)   42,800          8.7%

Mark D. Grossi                  --              60,000 (6)      --            *

David G. Mahood                 --              35,000 (6)      --            *

----------------

                                       Convertible
  Name and Address (1)                    Debt                   Options            Shares      Percentage
------------------------               -----------               --------           -------     ----------
Terry N. Pefanis                            --                      25,000 (6)         --           *

Michael J. Chiodo                           --                       4,000 (4)        5,821         *

Scott G. Monson                             --                       4,000 (4)       19,215         *

Third Capital Partners, LLC             7,740,992 (3)                 --            100,000        36%
3773 Howard Hughes Parkway
Las Vegas, Nevada 89109

All Named Executive Officers            7,740,992                2,828,000          255,336        44%
and Directors as a group

------------
 *  Less than 1%

(1) Unless otherwise indicated, the address of each of the beneficial owners is c/o JB Oxford Holdings, Inc., 9665 Wilshire Boulevard, Suite 300, Beverly Hills, California 90212.

(2) Assumes the exercise of all options held by the shareholder, whether or not presently exercisable, and the conversion of all convertible debt into shares of Common Stock.

(3) Includes 4,883,850 shares of Common Stock issuable to Third Capital Partners, LLC ("Third Capital Partners") upon the conversion of $3.4 million of the Company's 9% Senior Secured Convertible Notes and 2,857,142 shares of Common Stock issuable to Third Capital Partners upon the conversion of $2.0 million of the Company's 9% Secured Convertible Notes. Mr. Jarratt, as Chief Manager and Chief Executive Officer of Third Capital Partners, has the sole right to vote, or direct the voting of, and the sole power to dispose or to direct the disposal of, of the shares of Common Stock owned by Third Capital Partners. See "Certain Relationships and Related Transactions."

(4) Options to purchase Common Stock granted pursuant to the Company's 1998 Stock Option and Award Plan. See "Stock Option Plans."

(5) Includes 40,000 shares of Common Stock owned by Mr. Jarratt's wife and 100,000 shares of Common Stock owned by Third Capital Partners.

(6) Options to purchase Common Stock granted under the Directors' Stock Plan. See "Stock Option Plans."


            Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% percent of the Company's Common Stock, to file with the Securities and Exchange Commission and the NASDAQ System initial reports of ownership and reports of changes in ownership of the Company's Common Stock. Officers, directors and shareholders holding more than 10% of the outstanding shares of the Company's common stock are required by SEC regulation to furnish the Company with copies of all
(S)16(a) forms they file.

  Based solely on its review of copies of these reports furnished to the Company or written representation that no reports were required, the Company believes that all (S)16(a) filing requirements were met in 2000.

                 Certain Relationships and Related Transactions

  The Company retains Third Capital to furnish certain professional and advisory services to the Company, including the services of Messrs. Jarratt and Lewis. See "Executive Compensation and Other Information."

  On January 9, 2001, the Company and Third Capital entered into a non-exclusive investment banking agreement to explore potential strategic transactions with other parties. Mr. Jarratt is the Chief Manager and Chief Executive Officer, and Mr. Lewis is the Chief Operating Officer and General Counsel of Third Capital. Third Capital will not receive any compensation under this agreement other than a contingent fee equal to a percentage of the consideration of a successful transaction. The Company will also reimburse Third Capital for its reasonable costs and expenses incurred in connection with its services under the agreement. The agreement has an initial term of six months with successive 90-day renewals after that. Either party may terminate the agreement for any reason at the conclusion of the initial six-month term or any 90 day renewal period.

  On December 13, 2000, the Company loaned Third Capital Partners $2,500,000. The loan bears interest at 9.25% payable monthly with the principal amount due on December 31, 2001. Third Capital Partners is a significant shareholder of the Company. See "Stock Ownership of Certain Shareholders and Management." In addition, Mr. Jarratt is the Chief Manager and Chief Executive Officer, and Mr. Grossi is a member, of Third Capital Partners.

  On February 1999, the Company established the JB Oxford Revocable Government Trust (the "Trust"), a wholly owned subsidiary, to purchase Common Stock of the Company. Third Capital Partners served as trustee of the Trust, without compensation. The Company loaned the Trust $586,915, which the Trust used to purchase 469,540 shares of the Company's Common Stock for an average price of $1.25 per share. The Trust terminated pursuant to its terms on February 19, 2001, and ownership of the Trust shares was transferred to the Company in satisfaction of the loan.

                 Shareholder Proposals and Director Nominations

  A shareholder intending to present a proposal to be included in the Company's proxy statement for the Company's 2002 Annual Meeting of Shareholders or to nominate a director for election at the 2002 Annual Meeting must deliver the proposal or notice to the Secretary of the Company at the Company's principal executive offices no later than January 11, 2002. Any shareholder proposal or nomination must also comply with the requirements of the Company's Amended and Restated By-laws and, in the case of a shareholder proposal, Rule 14a-8 of the Exchange Act. No shareholder proposals were received for inclusion in this Proxy Statement.

  A shareholder may also present a proposal directly to the Company's shareholders at the 2002 Annual Meeting. However, if the Company does not receive notice of the shareholder proposal prior to the close of business on March 27, 2002, Securities and Exchange Commission rules permit management to vote proxies in their discretion on the proposed matter. If the Company receives notice of the shareholder proposal on or before the close of business on March 27, 2002, management can only vote proxies in their discretion if they advise stockholders in the Company's 2002 proxy statement about the nature of the proposed matter and how management intends to vote on the matter.

                                 Other Matters

  Management does not intend to present any other items of business and knows of no other matters that will be brought before the Annual Meeting. However, if any additional matters are properly brought before the Annual Meeting, the persons named in the enclosed proxy will vote the proxies in their discretion in the manner they believe to be in the best interest of the Company.

  Whether or not you plan to attend the Annual Meeting, please submit your proxy to ensure your representation at the Annual Meeting. Please submit your proxy with voting instructions by the Internet or telephone, or if those options are not available to you, sign and date the proxy card and return it in the enclosed envelope.

                                By Order of the Board of Directors,


                                /s/ Scott G. Monson

                                SCOTT G. MONSON
May 11, 2001                    Secretary

                                                                        ANNEX A
                            JB Oxford Holdings, Inc.
                            Audit Committee Charter
                             Adopted April 17, 2000

Statement of Policy

The audit committee shall assist the board of directors in monitoring (1) the quality and integrity of the financial statements of the company; (2) the compliance by the company with legal and regulatory requirements; and (3) the independence and performance of the company's internal and external auditors. In doing so, the audit committee is responsible for maintaining free and open communication between the directors, the independent auditors, the internal auditors, and the financial management of the company.

Organization

The board of directors shall appoint the audit committee. The composition of the audit committee shall satisfy the requirements of Nasdaq Stock Market, Inc., concerning the number, independence, financial literacy and experience of members.

Responsibilities and Processes

The audit committee shall report regularly to the board of directors. The committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the board of directors for approval.

The committee shall develop a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee. The committee shall review and recommend to the directors, after consultation with the financial management of the company, the independent auditors to be selected to audit the financial statements of the company and its divisions and subsidiaries. In its discretion and when the committee deems appropriate, the committee may recommend to the board of directors that the independent auditors be replaced by another firm of independent auditors.

The committee shall discuss with the auditors their independence from management and the company and the matters set forth in the written disclosures required by the Independence Standards Board. The committee shall take, or recommend that the full board of directors take, appropriate action to oversee the continued independence of the company's independent auditors.

The committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing and compensation. Also, the committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the internal auditors and the independent auditors, with and without management present as deemed necessary by the committee, to discuss the results of their examinations.

The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the company's quarterly reports on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

The committee shall review with management and the independent auditors the audited financial statements to be included in the company's annual report on Form 10-K, including their judgment about the quality, not just acceptability, of accounting and financial controls, any changes in accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

The committee shall approve any revisions to the company's Code of Corporate Conduct and shall confirm with management that all employees, officers and directors have signed the company's Code of Corporate Conduct.

The committee shall prepare the report of the audit committee required by the rules of the Securities and Exchange Commission to be included in the company's annual proxy statement.

Limit of Responsibility

While the audit committee has the responsibilities and powers set forth in this Charter, the duties of the audit committee do not include planning or conducting audits or determining whether the company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles; rather, those duties are the responsibility of management, the internal auditors and the independent auditor. Unless specifically designated by the board of directors, the audit committee is also not responsible for conducting investigations, resolving disagreements, if any, between management and the independent auditor nor assuring compliance with laws and regulations or the company's Code of Corporate Conduct.

[FRONT]

PROXY                       JB OXFORD HOLDINGS, INC.                      PROXY
                 ANNUAL MEETING OF SHAREHOLDERS, JUNE 8, 2001
     9601 Wilshire Boulevard, Suite GF-3, Beverly Hills, California, 90210
                             2:00 p.m. local time

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Christopher L. Jarratt and James G. Lewis, or either one of them acting singly with full power of substitution, the proxy or proxies of the undersigned to attend the 2001 Annual Meeting of the Shareholders of JB Oxford Holdings, Inc. to be held on June 8, 2001, at the JB Oxford & Company office, 9601 Wilshire Boulevard, Suite GF-3, Beverly Hills, California, 90210, beginning at 2:00 p.m. local time, and any adjournments, and to vote all shares of stock that the undersigned would be entitled to vote if personally present in the manner indicated below and on the reverse side, and on any other matters properly brought before the annual meeting or any adjournments thereof, all as set forth in the May 11, 2001 Proxy Statement. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting, Proxy Statement and Annual Report of JB Oxford on Form 10-K for the fiscal year ended December 31, 2000.

     PLEASE MARK YOUR CHOICE LIKE THIS [X] IN BLUE OR BLACK INK. THE BOARD
OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR "FOR ALL NOMINEES" AND FOR PROPOSAL 2.

1. Election of Christopher L. Jarratt, James G. Lewis, Mark D. Grossi,
   David G. Mahood and Terry N. Pefanis as directors.
   FOR ALL NOMINEES [_] (unless struck out above) WITHHOLD FROM ALL NOMINEES [_] (Authority to vote for any nominee may be withheld by lining through or otherwise striking out the name of that nominee.)

   THIS PROXY IS CONTINUED ON THE OTHER SIDE.  PLEASE DATE, SIGN AND RETURN
                                   PROMPTLY.



[BACK]


2. Ratification of appointment of Arthur Andersen LLP as JB Oxford's independent public accountants for 2001.
     FOR [_]     AGAINST [_]  ABSTAIN [_]

                                         (Signature should be exactly as name or
                                         names appear on this proxy. If stock is
                                         held jointly each holder should sign.
                                         If signature is by attorney, executor,
                                         administrator, trustee or guardian,
                                         please give full title.)

                                         Dated:___________________________, 2001

                                         _______________________________________
                                         Signature
                                         _______________________________________
                                         Signature if held jointly
                                         I plan to attend the Annual Meeting:
                                         Yes [_]      No [_]

This proxy will be voted FOR the director nominees and FOR the above proposal unless otherwise indicated, and in the discretion of the proxies holders on all other matters properly brought before the annual meeting.